Exhibit 99.1

Contact: Igor Khislavsky
Director, Investor Relations
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION
AND ANNOUNCES NEW STOCK REPURCHASE PROGRAM

BOSTON, MASSACHUSETTS - December 7, 2017 - American Tower Corporation (NYSE: AMT) announced that its board of directors has declared its quarterly cash distribution of $0.70 per share on shares of the Company’s common stock. The distribution is payable on January 16, 2018 to such stockholders of record at the close of business on December 28, 2017.

In addition, the Company’s board of directors approved a new stock repurchase program pursuant to which the Company is authorized to repurchase up to $2.0 billion of its common stock. The Company currently has approximately $345 million remaining under its existing stock repurchase program approved in March 2011.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 149,000 communications sites. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-K for the year ended December 31, 2016 under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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